UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2023 (September 1, 2023)

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed by Scilex Holding Company (the “Company”), on March 12, 2021, Sorrento Therapeutics, Inc. (“Sorrento”), the Company’s controlling stockholder, and Scilex Pharmaceuticals Inc., a wholly owned subsidiary of the Company (“Scilex Pharma”), filed an action (the “Action”) in the Court of Chancery of the State of Delaware (the “Chancery Court”) against Anthony Mack, former President of Scilex Pharma, and Virpax Pharmaceuticals, Inc. (“Virpax”), a company founded by Mr. Mack, alleging, among other things, breach by Mr. Mack of his non-compete agreement with Sorrento, breach of fiduciary duty, and tortious interference by Virpax with that non-compete agreement. The case was tried from September 12, 2022 to September 14, 2022.

On September 1, 2023, the Chancery Court issued a memorandum opinion addressing liability in the Action (C.A. No. 2021-0210-PAF). The Chancery Court found it proper to attribute Mr. Mack’s knowledge and actions to Virpax, which Mr. Mack used to effectuate the tortious interference and breach of fiduciary duty. The Chancery Court found that (i) Mr. Mack (a) breached the restrictive covenants agreement he entered into with Sorrento (the “RCA”) by developing Epoladerm; (b) breached his fiduciary duty of loyalty to Scilex Pharma; and (c) misappropriated certain Scilex Pharma trade secrets; and (ii) Virpax (a) is liable for tortious interference with the RCA; (b) aided and abetted Mr. Mack’s breach of his fiduciary duty of loyalty to Scilex Pharma; and (c) misappropriated certain Scilex Pharma trade secrets. Sorrento and Scilex Pharma waived their claims for breach of Mr. Mack’s employment contract and for tortious interference with prospective economic advantage.

Although the Chancery Court found in favor of Sorrento and Scilex Pharma (on all but three counts deemed to have been waived), no ruling was made as to an appropriate remedy. Sorrento and Scilex Pharma are seeking a combination of equitable and monetary relief, including an injunction, extension of the RCA, damages, constructive trust and/or a reasonable royalty on the revenues that may eventually be generated by the products that were the subject of the Action. The parties to the Action are required to submit to further proceedings to determine the remedy that most appropriately implements the rulings set forth in the Chancery Court’s opinion.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

By:	/s/ Elizabeth Czerepak
Name:	Elizabeth Czerepak
Title:	Chief Financial Officer and Chief Business Officer

Date: September 8, 2023

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